UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 10, 2007
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8725 W. Higgins Road, Suite 400
Chicago, IL 60631
(Address of Principal Executive Offices, including Zip Code)
(773) 243-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Asset Purchase Agreement
Press Release

Item 1.01	Entry into a Material Definitive Agreement
          On December 10, 2007, PCTEL, Inc. (“PCTEL”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Smith Micro Software, Inc. (“Smith Micro”). The Asset Purchase Agreement provides that Smith Micro will purchase substantially all of the assets of PCTEL’s Mobility Solutions Group for total consideration of $59,700,000 in cash. The Asset Purchase Agreement also provides that PCTEL will retain the accounts receivable, non customer-related accrued expenses and accounts payable of the division.
          All of the employees of the Mobility Solutions Group, consisting of approximately 58 employees, are expected to continue as employees of Smith Micro upon completion of the acquisition. Biju Nair, PCTEL’s Vice President and General Manager of the division, has entered into an employment agreement, effective upon the closing of the transaction, under which he will become Smith Micro’s Senior Vice President and General Manager in charge of Smith Micro’s Connectivity and Security business unit.
          The Asset Purchase Agreement contains customary representations and warranties, as well as covenants of each of the parties. The Asset Purchase Agreement also provides that PCTEL will indemnify Smith Micro against any claims or losses incurred or suffered by Smith Micro as a result of, among other things, any inaccuracy of any representation or warranty of PCTEL contained in the agreement.
          The transaction is subject to customary closing conditions and is currently expected to close in early January 2008.
          The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release issued by PCTEL on December 10, 2007, announcing the signing of the Asset Purchase Agreement, is attached hereto as Exhibit 99.1.

Item 8.01	Other Events
          On December 10, 2007, coincident with the announcement of the sale of its Mobility Solutions Group, PCTEL also announced a new share buyback program authorizing the purchase of up to 3,000,000 shares of the company’s stock from time to time in the open market.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated December 10, 2007, by and between Smith Micro Software, Inc. and PCTEL, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Section 6.01(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release of PCTEL, Inc. dated December 10, 2007

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2007

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated December 10, 2007, by and between Smith Micro Software, Inc. and PCTEL, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Section 6.01(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of PCTEL, Inc. dated December 10, 2007